Kramer Levin Naftalis & Frankel LLP
                       9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022 B 3852
                            (212) 715 B 9100
                                                          FACSIMILE
                                                          (212) 715-8000
                                                          ______
                                                          WRITER'S
                                                          DIRECT NUMBER

                                                          (212) 715-9100


                                February 26, 1999


     The Lexington Funds
     Park 80 West Plaza Two
     Saddlebrook, New Jersey  07662

               Re:  Lexington Troika Dialog Russia
                    Fund, Inc.
                    Registration No. 333-2265
                    to Registration Statement on Forum
                    N-1A

     Dear Gentlemen:

               We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A.


                               Very truly yours,

                             /s/ Kramer Levin Naftalis and Frankel LLP